UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2012

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1
This Amendment No. 1 amends the current report on Form 8-K of The National Security Group, Inc. filed with the Securities and Exchange Commission on August 7, 2012, reporting transactions falling under Item 1.01 and Item 2.03.

Explanatory Note
On August 7, 2012, The National Security Group, Inc. filed a Current Report on Form 8-K reporting the finalization of the settlement agreement and execution of a promissory note in connection with the settlement agreement. The balance payable was reported in error as $11,500,000 after the initial $2,500,000 payment. The balance payable after the $2,500,000 initial payment is $10,500,000 for a total of $13,000,000.

Item 1.01 Entry Into a Material Definitive Agreement.

On August 3, 2012, a Mutual General Release and Settlement Agreement ("Agreement") was entered into and executed by and among The National Security Group, Inc. (the Company), the Bagley Family Revocable Trust and Mobile Attic, Inc. to settle previously disclosed litigation involving the sale of the Company's stock in Mobile Attic, Inc [See Note 15 to the Consolidated Financial Statements of the Company and its subsidiaries included in the Company's Annual Report in form 10K for the year ended December 31, 2011].  Under the Agreement, the Company agreed to pay the Bagley Family Revocable Trust the principal sum of $13,000,000 in accordance with the terms set forth in a promissory note executed simultaneously with the Agreement and described in Item 2.03 of this report.  Upon the execution of the Agreement each of the parties released each other of all existing claims that any of them may have against any of the other parties and their respective officers, directors, agents employees and shareholders.  The parties agreed to file such documents with the court as is necessary to dismiss all claims in the litigation, with prejudice, and, with each party to bear its own costs.   The Agreement provides that neither the compromise reflected in the Agreement, nor any action taken by the  parties in connection therewith  shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to the  litigation or any claim, demand, or cause of action  in the litigation, or evidence of any violation of any statute or law or of any liability or wrongdoing by any party, or any acknowledgment by them of any fault or liability to any party or to any other person or entity.

Under the Agreement, each Party retained whatever rights and claims it has or may have against Peter L. Cash or under any insurance policy covering  the claims  described in the Agreement.

A copy of the Agreement was filed as an exhibit to the Company's Quarterly Report on Form 10-Q dated August 7, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2012, the Company signed a Promissory Note in the amount of $13,000,000 payable to the Bagley Family Revocable Trust  in connection with the execution of the Settlement Agreement described in Item 1.01 of this report   The Company will pay the Bagley Family Revocable Trust $2,500,000 on September 18, 2012.  The remaining $10,500,000 is payable in  9 equal annual installments on November 15 each year beginning in 2013 with a final payment in 2021.  The unpaid principal will bear interest at Wall Street Journal prime rate plus 1%  per annum.  Under the terms of the agreement, annual debt service payments on the note must equal or exceed any payment of dividends to shareholders in the preceding twelve months.

A copy of the Promissory Note was filed as an exhibit to the Company's Quarterly Report on Form 10-Q dated August 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: August 8, 2012	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer